Exhibit 10.20

ESCROW AGREEMENT

This ESCROW AGREEMENT (this “Agreement”) is dated as of April 14, 2008, by and among ClearPoint Business Resources, Inc., a Delaware corporation (“CPBR”), ClearPoint Resources, Inc., a Delaware corporation and wholly owned subsidiary of CPBR (“CPR”), Blue Lake Rancheria, a federally recognized Indian tribe (“Blue Lake”) and Archer & Archer, P.C., a Pennsylvania professional corporation (the “Escrow Agent”).

B A C K G R O U N D

WHEREAS, CPR and Blue Lake are parties to an Amended and Restated Promissory Note, dated the date hereof (the “Note”), pursuant to which CPR owes Blue Lake the principal amount of $1,290,000 plus interest thereon in accordance with the terms of the Note. The capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Note;

WHEREAS, in order to secure the Note, and due performance by CPR of all of its obligations thereunder, CPBR has agreed to issue Nine Hundred Thousand (900,000) shares (the “Escrow Shares”) of CPBR common stock, par value $0.0001 per share, in the name of Blue Lake, to be held in escrow in accordance herewith by Escrow Agent (the “Escrow”); and

WHEREAS, Escrow Agent is willing to accept the deposit of such Escrow Shares in the Escrow and to hold, disburse and apply the same in accordance with the terms and conditions of this Agreement.

NOW, THEREFORE, in consideration of the premises and of the mutual agreements, representations, warranties, provisions and covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1. Appointment of the Escrow Agent. CPR and Blue Lake hereby appoint the Escrow Agent to serve as Escrow Agent hereunder, and the Escrow Agent hereby accepts such appointment and agrees to perform all duties which are expressly set forth in this Agreement and disburse the Escrow in accordance with the terms and conditions of this Agreement.

2. Establishment of the Escrow. As soon as practicable following the execution and delivery of this Agreement, CPBR will deliver or cause to be delivered to the Escrow Agent certificates representing the Escrow Shares issued in the name of Blue Lake, and Blue Lake shall deliver to Escrow Agent three (3) stock powers duly endorsed in blank (the “Stock Powers”). Blue Lake agrees to deliver to Escrow Agent such additional Stock Powers as may be reasonably required by CPR in the event of a partial disbursement of the Escrow Shares. Escrow Agent shall acknowledge in writing the receipt of such Escrow Shares. Upon such deposit, the duties and obligations of each of the parties to this Agreement will commence.

3. Proxy. For so long as any Escrow Shares are held by the Escrow Agent, Blue Lake appoints CPBR as Blue Lake’s true and lawful attorney and proxy, with full power of substitution, for and in Blue Lake’s name, to vote all or any portion, and otherwise act with respect to all or any portion, of the Escrow Shares, which Blue Lake is either now and/or hereafter entitled to vote at all times that the Escrow Shares are required to be, or may be, voted or acted upon. The foregoing appointment and proxy is irrevocable and coupled with an interest and shall not terminate by operation of law or any other event; provided, however, the appointment and proxy shall terminate on the Termination Date (as defined below). This Agreement relates to all voting rights (whether limited, fixed or contingent) with respect to the Escrow Shares and does not relate to any other right incident to the ownership of the Escrow Shares (including, without limitation, the right to receive distributions on the Escrow Shares). Blue Lake hereby waives any formal or documentary defect which might cause this appointment and proxy to be invalid and unenforceable.

4. Disbursement.

(a) Upon an Event of Default and at any time thereafter during the continuance of such Event of Default, Blue Lake shall have the option, in its sole discretion, of having the unpaid Principal Amount and/or accrued but unpaid interest under the Note (“Unpaid Amounts”) paid with Escrow Shares (the number of Escrow Shares being determined in accordance with the calculations set forth in Section 4(d) below) by simultaneously notifying (a “Notice”) Escrow Agent and CPR in writing of its claim (a “Claim”) prior to the Claim Termination Date (as defined below) for payment from the Escrow. Each Notice shall set forth the nature and details of the Claim, a reasonable estimate of the Unpaid Amount and a calculation of the respective number of Escrow Shares calculated in accordance with Section 4(d). CPR shall have ten (10) days from the receipt of the Notice (whether before or after the Claim Termination Date) to deliver a written objection (an “Objection”) to the Claim simultaneously to the Escrow Agent and Blue Lake.

(b) If no Objection is received by the Escrow Agent within such ten (10) day period, then the dollar amount of the Unpaid Amount set forth in the Claim shall be deemed established for purposes of this Agreement and, at the end of such ten (10) day period, Escrow Agent shall deliver to Blue Lake, as appropriate, from the Escrow, such number of Escrow Shares determined in accordance with the calculations in Section 4(d) below. Escrow Agent’s failure to receive CPR’s Objection to Blue Lake’s Claim within such ten (10) day period shall be deemed and shall constitute a waiver of CPR’s right to dispute the item or items set forth in Blue Lake’s Claim.

(c) If an Objection is given with respect to a Claim, or in the event of any other dispute regarding the Escrow, Escrow Agent shall hold such number of Escrow Shares (determined in accordance with the calculations set forth in Section 4(d) below) representing the lesser of (i) all of the Escrow Shares, or (ii) 100% of the Unpaid Amount (the “Disputed Shares”) in escrow until Escrow Agent receives (x) joint written instructions executed by Blue Lake and CPR directing the Escrow Agent regarding the distribution of such Disputed Shares, or (y) a final order, judgment or decree by any court or arbitration panel of competent jurisdiction directing the Escrow Agent regarding the distribution of such Disputed Shares. To the extent CPR has timely objected to only a portion of the Claim, the Escrow Agent shall promptly deliver to Blue Lake, as appropriate, from the Escrow, Escrow Shares (the number of Escrow Shares being determined in accordance with the calculations set forth in Section 4(d) below) equal in value to the balance of the Unpaid Amounts in the Claim to which CPR has not timely objected. At the sole discretion of Escrow Agent, Escrow Agent may deposit the Disputed Shares into the registry of the court having jurisdiction of such dispute. Upon receipt of the joint written instructions or final order, judgment or decree, Escrow Agent shall disburse the Disputed Shares as directed in such instructions or order.

(d) The number of Escrow Shares issuable to Blue Lake with respect to a Claim shall be determined by dividing the Aggregate Resolved Unpaid Amounts by the Market Price. For example, if the total Aggregate Resolved Claims Value is $256,000, and the Market Price is $2.50 per share, then Blue Lake shall receive 102,400 of the Escrow Shares and 797,600 of the Escrow Shares shall be returned to CPBR. Also for example, if the total Aggregate Resolved Claims Value is $256,000, and the Market Price is $0.25 per share, then Blue Lake shall receive 900,000 of the Escrow Shares. Notwithstanding anything in this Agreement to the contrary, the amount of shares of CPBR common stock that Blue Lake can receive under this Agreement or in relation to the Note shall be capped at 900,000. Any Escrow Shares not distributed to Blue Lake as of the Termination Date shall be delivered to CPBR along with the appropriate Stock Powers.

(e) For purposes of this Section 4, the following terms have the following meanings:

(i) “Aggregate Resolved Unpaid Amount” shall mean the aggregate dollar amount of all Unpaid Amounts in the Claims to which CPR has failed to file an Objection or which have been resolved in favor of Blue Lake by joint written instruction or final order, judgment or decree pursuant to Section 4(c).

(ii) “Market Price” shall mean the average of the last reported closing prices per share quoted on the Nasdaq National Market System for the five (5) trading days prior to the date of the Event of Default.

5. Termination of Escrow.

(a) Expiration of the Term. Unless sooner terminated pursuant to the provisions of Section 5(b) hereof, the Escrow shall terminate on May 11, 2009 (the “Claim Termination Date”); provided that any portion of the Escrow that is Disputed Shares subject to a Claim initiated prior to the Claim Termination Date shall remain in the Escrow in accordance with Section 4 above until such Claims are resolved or adjudicated and the appropriate payment, if any, has been made. The date on which the Escrow terminates is hereinafter referred to as the “Termination Date”.

(b) Termination on Disbursement. If the Escrow shall have been completely disbursed prior to the Termination Date, the Escrow shall terminate upon the date of such disbursement.

(c) Disbursements. Subject to the provisions of Section 5(a), no later than five (5) days after the Termination Date, the Escrow Agent shall deliver over to CPBR all of the Escrow Shares.

(d) Directions. At any time before the Termination Date, the Escrow Agent shall, if so instructed in a writing signed by Blue Lake and CPR, release from the Escrow to Blue Lake and/or CPR, as the case may be, any certain number of Escrow Shares as may be specified in such writing.

6. Duties of the Escrow Agent. The Escrow Agent shall hold and safeguard the Escrow during the Escrow period, shall treat such Escrow in accordance with the terms of this Agreement and not as the property of Blue Lake or CPR, and shall hold and dispose of the Escrow Shares only in accordance with the terms hereof. In exercising the rights, duties and obligations prescribed or conferred by the terms of this Agreement, the Escrow Agent shall exercise that degree of care, diligence and skill that a reasonably prudent escrow agent would exercise in comparable circumstances. The duties of Escrow Agent hereunder are entirely administrative and not discretionary. Escrow Agent is obligated to act only in accordance with the written instructions received by it as provided in this Agreement, is authorized hereby to comply with any orders, judgments or decrees of any court or arbitration panel and shall not incur any liability as a result of its compliance with such instructions, orders, judgments, or decrees, even though such instructions, orders, judgments or decrees may be subsequently determined to be unenforceable or incorrect for any reason. The Escrow Agent shall have no duties or responsibilities other than those expressly stated in this Agreement.

7. Limitation of Escrow Agent’s Liability.

(a) Subject to Section 7(b), Escrow Agent shall not be liable to Blue Lake or CPR or any other party or parties for any losses, costs, claims, damages, liabilities or expenses which they may suffer or incur by reason of any one or more of the following:

(i) any action taken or omitted to be taken in accordance with the terms hereof; or

(ii) any action taken or omitted to be taken in reliance upon any document, including any written instruction or authorization to disburse as provided in this Agreement, all of which writings Escrow Agent shall be entitled to rely upon as to due execution, validity and effectiveness and also as to the truth and accuracy of the information contained therein.

(b) Notwithstanding any other provision set forth in this Agreement, Escrow Agent’s liability hereunder shall be limited to any actions taken or omitted to be taken which are found by a court to be willful misconduct or fraud.

(c) Escrow Agent shall not be required to institute legal proceedings of any kind and shall not be required to defend any legal proceedings (except for any legal proceedings instituted by the parties hereto to enforce their rights under Section 7(b) herein).

(d) Subject to Section 7(b), Escrow Agent shall not be responsible or liable in any way for the sufficiency or accuracy of the form or substance or validity or genuineness of (i) any document or instrument now or hereafter deposited as Escrow Shares, (ii) any endorsement on any such document or instrument, or (iii) any notice or document or claim or objection submitted to the Escrow Agent in connection with its duties hereunder. Subject to Section 7(b), nor shall the Escrow Agent be responsible or liable in any way for (A) any lack of endorsement on any such document or instrument, (B) the truth or accuracy of any of the descriptions or recitals in any such document or instruction or (C) whether any such document or instruction complies or fails to comply with the terms of this Agreement or any other agreement between the parties. Subject to Section 7(b), nor shall the Escrow Agent be responsible or liable in any way on account of the identity, authority or rights of any persons who do, or purport to, execute or deliver any such notice or other document hereunder.

(e) The Escrow Agent shall not have any right or obligation to vote, respond to a tender offer, or take any other action with respect to any of the Escrow Shares or other interests that are included within the Escrow Shares except upon receipt of instructions signed by CPR.

8. Indemnification.

(a) Except with respect to liabilities pursuant to Section 7(b), Blue Lake and CPR hereby agree to indemnify and hold Escrow Agent and its respective officers, directors, shareholders, employees, attorneys and representatives, harmless from and against any and all losses, claims, damages, liabilities, judgments, costs or expenses, including, without limitation, reasonable and documented attorneys’ fees and all trial and/or appellate court costs which arise out of or are connected with this Agreement or the appointment of Escrow Agent hereunder, including, without limitation, any litigation arising out of or involving the subject matter of this Agreement; provided, however, that the foregoing indemnification obligations shall be borne fifty percent (50%) by Blue Lake and fifty percent (50%) by CPR; provided, further, that if the claims made against the Escrow Agent arise out of the bad faith, gross negligence, willful misconduct or fraud of either Blue Lake or CPR, the offending party shall indemnify the other parties against any liability, loss, fees and costs arising under the other party’s indemnification obligation to the Escrow Agent under this Section 8.

(b) Blue Lake shall indemnify, defend and hold harmless CPBR and its subsidiaries and its and their respective officers, directors, shareholders, affiliates, employees, agents, representatives, successors and assigns (collectively, the “CPBR Indemnified Parties”), from any and all liabilities, judgments, costs, losses, damages and expenses (including reasonable attorneys’ fees, court costs and costs of investigation), in connection with any claim, suit, action, judgment or other proceeding brought or threatened by a third party against any of the CPBR Indemnified Parties, and relating to, based upon or arising out of or in connection with any misrepresentation by Blue Lake hereunder or breach of any representations or warranties made hereunder by Blue Lake.

9. Representations and Warranties of Blue Lake. Blue Lake hereby represents and warrants to CPBR and CPR as follows:

(a) Purchase Entirely for Own Account. This Agreement is made with Blue Lake in reliance upon Blue Lake’s representation to CPBR and CPR, which by Blue Lake’s execution of this Agreement Blue Lake hereby confirms, that the Escrow Shares will be acquired for investment for Blue Lake’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof in violation of the Securities Act of 1933, as amended (the “Securities Act”), and that Blue Lake has no current intention of selling, granting any participation in, or otherwise distributing the same in violation of the Securities Act. By executing this Agreement, Blue Lake further represents that Blue Lake does not have any contract, undertaking, agreement or arrangement with any person or entity to sell, transfer or grant participations to such person or entity or to any third person, with respect to any of the Escrow Shares.

(b) Investment Experience. Blue Lake is an investor in securities of companies and acknowledges that it is able to fend for itself, can bear the economic risk of its investment indefinitely, and has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of its investment in the Escrow Shares. Blue Lake also represents it has not been organized for the purpose of acquiring the Escrow Shares. Blue Lake understands that CPBR has no current intention of registering the Escrow Shares.

(c) Restricted Securities. Blue Lake understands that the Escrow Shares it is purchasing are characterized as “restricted securities” under the federal securities laws inasmuch as they are being acquired from CPBR in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act, only in certain limited circumstances. In this connection, Blue Lake represents that it is familiar with SEC Rule 144, as currently in effect, and understands the resale limitations imposed thereby and by the Securities Act. Blue Lake is aware that SEC Rule 144 is not currently available for use by Blue Lake for immediate resale of any of the Escrow Shares to be acquired by Blue Lake upon consummation of the transactions contemplated herein.

(d) CPBR Information. Blue Lake has received and read CPBR’s draft Report on Form 10-K for the fiscal year ending December 31, 2007 (Blue Lake acknowledges such Report on Form 10-K is in draft form and is subject to further change) and CPBR’s 2008 Budget and has had an opportunity to discuss CPBR’s business, management and financial affairs with directors, officers and management of CPBR. Blue Lake has also had the opportunity to ask questions of, and receive answers from, CPBR and its management regarding the terms and conditions of this investment.

(e) Residence. If Blue Lake is a partnership, corporation, limited liability company or other entity, the office or offices of Blue Lake in which its investment decision was made is located at the following address of Blue Lake: Blue Lake, California.

10. Legend. Each certificate representing Escrow Shares now or hereafter owned by Blue Lake shall be endorsed with the following or similar legend:

“THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER ANY STATE SECURITIES LAWS, AND MAY NOT BE TRANSFERRED OR DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR IN A TRANSACTION WHICH, IN THE OPINION OF COUNSEL SATISFACTORY TO THE COMPANY, QUALIFIES AS AN EXEMPT TRANSACTION UNDER THE SECURITIES ACT, THE APPLICABLE STATE SECURITIES LAW AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER.”

The legend required under this Section 10 hereof shall be removed at the request of the holder thereof at such time as they become eligible for resale pursuant to Rule 144(k) under the Securities Act.

11. Discharge of Escrow Agent. Blue Lake and CPR may, upon written notice signed by Blue Lake and CPR, discharge Escrow Agent and appoint a new escrow agent. Escrow Agent shall, upon receipt of such notice and payment of any fees and costs then due, transfer the Escrow in accordance with such written instructions as are jointly submitted by Blue Lake and CPR and thereafter, Escrow Agent shall have no further liability with respect to the Escrow.

12. Resignation of Escrow Agent. Escrow Agent may, in its sole discretion, resign upon not less than fifteen (15) days’ written notice to Blue Lake and CPR. Escrow Agent shall transfer the Escrow, without charge, in accordance with such written instructions as are jointly submitted by Blue Lake and CPR after receipt of such notice of resignation and thereafter, Escrow Agent shall have no further liability with respect to the Escrow.

13. Entire Agreement; Amendments. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective legal representatives, successors and permitted assigns. This Agreement contains the entire agreement among the parties with respect to the transactions contemplated herein and supersede all prior agreements, written and oral, with respect thereto. Escrow Agent shall be bound only by the terms of this Agreement and shall not be bound by or have any responsibility or incur any liability with respect to any agreement or understanding between Blue Lake and CPR regarding the Escrow, except as otherwise expressly provided herein. No modification, amendment or waiver of the terms of this Agreement shall be valid or effective unless in writing and signed by all of the parties hereto. Escrow Agent shall have no liability under, or duty to inquire into, the terms and provisions of any other agreement between any of the parties hereto. If any of the terms and provisions of any other agreement conflict with or are inconsistent with any of the terms and provisions of this Agreement, the terms and provisions of this Agreement in respect of the Escrow Agent’s rights and duties shall govern and control in all respects.

14. Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

15. Governing Law. This Agreement shall be governed in all respects, including validity, interpretation and effect, by the laws of the Commonwealth of Pennsylvania, without regard to the principles of conflicts of law. The parties hereto agree that any suit for the enforcement of this Note shall be brought in the courts of the Commonwealth of Pennsylvania or any federal court sitting therein and each party consents to the exclusive jurisdiction of such courts.

16. Notices. All notices and other communications must be in writing and shall be deemed given if delivered personally or by overnight courier, or mailed by registered or certified mail, postage pre-paid, return receipt requested, to the persons at the addresses set forth below (or such other address for a party as shall be specified by like notice). Refusal to accept delivery shall be deemed receipt thereof. Any party delivering a notice or other document hereunder to the Escrow Agent shall send a copy simultaneously to the other parties by the same means of transmission; provided, however, whether or not a notice or other document hereunder is actually sent to and/or received by the other party shall not affect or compromise in any way the validity and effect of that notice or other document when received by the Escrow Agent. For purposes of notice, the addresses of the parties shall be:

If to Blue Lake:

Blue Lake Rancheria

429 Chartin Road

Blue Lake, CA 95527

Attn: Eric Ramos

with a copy to:

Mainstay Business Solutions

605 Coolidge Drive, Suite 200

Folsom, CA 95630

Attn: Steve Serafin

If to CPR and/or CPBR:

ClearPoint Resources, Inc.

1600 Manor Drive, Suite 110

Chalfont, PA 18914

Attn: Michael Traina, CEO

with a copy to:

ClearPoint Resources, Inc.

1600 Manor Drive, Suite 110

Chalfont, PA 18914

Attn: General Counsel

If to Escrow Agent:

Archer & Archer, P.C.

2515 North Front Street

P.O. Box 5056

Harrisburg, PA 17110

Attn: Thomas Archer, Esq.

provided, however, that if any party shall have designated a different address by notice to the others, then to the last address so designated. The Escrow Agent shall not be obligated to provide to the parties notices or communications from the opposing party concerning the Escrow Shares.

17. Severability and Further Assurances. No failure or delay of any party hereto in exercising any right, power or remedy may be, or may be deemed to be, a waiver thereof; nor may any single or partial exercise of any right, power or remedy preclude any other or further exercise of any right, power or remedy. The provisions of this Agreement are independent of and separable from each other, and no provisions shall be affected or rendered invalid or unenforceable by virtue of the fact that for any reason any other or others of them may be invalid or unenforceable in whole or in part.

18. Paragraph Headings. The headings in this Agreement are for convenience only; they form no part of this Agreement and shall not affect its interpretation.

[SIGNATURES ON FOLLOWING PAGE]

IN WITNESS WHEREOF, the parties hereto have duly executed this Escrow Agreement as of the day and year first above written.

CLEARPOINT RESOURCES, INC.

By:	/s/ Michael Traina
Name:	Michael Traina
Title:	CEO

CLEARPOINT BUSINESS RESOURCES, INC.

By:	/s/ Michael Traina
Name:	Michael Traina
Title:	CEO

BLUE LAKE RANCHERIA

By:	/s/ Eric Ramos
Name:	Eric Ramos
Title:	President of Business Operations

ARCHER & ARCHER, P.C.

By:	/s/ Tom Archer
Name:
Title: